UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

CLARIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia

Alisa Viejo, CA 92656

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (949) 425-5700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02               TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Karen Garza, our Senior Vice President, Strategic Planning and Business Development, terminated employment with Clarient, Inc. (the “Company”), effective October 1, 2007. Ms. Garza’s Employment Agreement with the Company, dated March 19, 2003, was terminated in connection with her termination of employment.

Jose de la Torre-Bueno, our Vice President and Chief Technology Officer, terminated employment with the Company effective October 1, 2007. Mr. Torre-Bueno’s Employment Agreement with the Company, dated January 10, 2001, was terminated in connection with his termination of employment.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT  OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Termination of Karen Garza as Senior Vice President, Strategic Planning and Business Development and Jose de la Torre-Bueno as Vice President and Chief Technology Officer

(b)                                 The information set forth above under “Item 1.02 – Termination of a Material Definitive Agreement” is incorporated into this Item 5.02(b).

Michael J. Pellini, M.D. Appointed Chief Operating Officer of the Company.

(c)                                  Pursuant to a Services Agreement entered into on October 1, 2007 between the Company, Dr. Michael Pellini and Safeguard Scientifics, Inc. (“Safeguard”), the Company’s majority stockholder, the Company has appointed Dr. Pellini as its Chief Operating Officer and Safeguard has agreed to make Dr. Pellini’s services available to the Company. While providing these services to the Company, in addition to continuing to provide certain consulting services which Dr. Pellini began providing to the Company on September 4, 2007, Dr. Pellini will remain employed by Safeguard and will not become an employee of the Company. In exchange for Safeguard making the services of Dr. Pellini available to the Company, the Company will reimburse Safeguard for the following expenses incurred by Safeguard during Dr. Pellini’s tenure with the Company (with retroactive effect to September 4, 2007): (i) Dr. Pellini's base salary at an annualized rate of $250,000 (subject to increase commensurate with salary increases applicable to Clarient executives generally); (ii) the lesser of (A) the annual bonus to which Dr. Pellini would have become entitled as an employee of the Company, and (B) the annual bonus actually paid to Dr. Pellini by Safeguard (pro-rated for any partial calendar year); and (iii) certain other expenses associated with Dr. Pellini’s employment by Safeguard and his provision of services to the Company in California. The Services Agreement continues through June 30, 2008, unless extended by mutual agreement of the parties.

Dr. Pellini has served on the Company’s Board of Directors since June 2007. Dr. Pellini joined Safeguard as Vice President of the Life Sciences Group in March 2007. Positions held include Chief Operating Officer for Lakewood Pathology Associates, Inc., a national anatomical pathology company (April 2005 to December 2006); Entrepreneur in Residence at BioAdvance, the Biotechnology Greenhouse of Southeastern Pennsylvania (September 2004 to April 2005); and President and Chief Executive Officer of Genomics Collaborative, Inc., a Boston-based biotech firm which was acquired by SeraCare Life Sciences, Inc. in 2004 (June 1999 to February 2004). Dr. Pellini received a B.A. degree from Boston College, an MBA degree from Drexel University, and an M.D. degree from Jefferson Medical College of Thomas Jefferson University.

The above summary of the terms of the Services Agreement relating to Dr. Pellini is qualified in its entirety by reference to the Services Agreement itself, which is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Separation Agreement between Karen Garza and the Company

(e)                                  As previously disclosed, Karen Garza terminated employment as the Company’s Senior Vice President, Strategic Planning and Business Development, effective October 1, 2007. In connection with her termination of employment, the Company and Ms. Garza entered into a Separation Agreement, dated as of October 1, 2007, pursuant to which the Company has agreed: (i) to continue to pay Ms. Garza her base salary for a period of six months following her termination of employment; (ii) to pay to Ms. Garza a pro-rata portion of the bonus to which she would have become entitled under the Company’s Managers’ Incentive Program absent her termination of employment; (iii) to continue the vesting of outstanding options held by Ms. Garza for a period of six months following termination and to permit the exercise of such options until the earlier of their stated expiration or nine months following her termination (subject to earlier exercise requirements applicable upon certain intervening corporate transactions); and (iv) to allow Ms. Garza’s continued participation in the Company’s group health plan at the same cost to her as immediately prior to termination, for a period of six months following her termination of employment or, if earlier, until she becomes covered under another employer’s group health plan, in all cases, subject to Ms. Garza’s non-revocation of a general release and her continued compliance with certain restrictive covenants.

The above summary of the terms of the Separation Agreement with Karen Garza is qualified in its entirety by reference to the Separation Agreement itself, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Separation Agreement between Jose de la Torre-Bueno and the Company

(e)                                  As previously disclosed, Jose de la Torre-Bueno terminated employment as the Company’s Vice President and Chief Technology Officer, effective October 1, 2007. In connection with his termination of employment, the Company and Mr. Torre-Bueno entered into a Separation Agreement, dated as of October 1, 2007, pursuant to which the Company has agreed: (i) to continue to pay Mr. Torre-Bueno his base salary for a period of one year following his termination of employment; (ii) to pay to Mr. Torre-Bueno a pro-rata portion of the bonus to which he would have become entitled under the Company’s Managers’ Incentive Program absent his termination of employment; (iii) (A) to vest immediately upon termination 50% of the unvested stock options held by Mr. Torre-Bueno , and (B) to continue the vesting of Mr. Torre-Bueno’s remaining unvested stock options for a period of six months following his termination and to permit the exercise of all options until the earlier of their stated expiration or one year following his termination (subject to earlier exercise requirements upon certain intervening corporate transactions); and (iv) to allow Mr. Torre-Bueno’s continued participation in the Company’s group health plan at the Company’s expense for a period of one year following his termination of employment or, if earlier, until he becomes covered under another employer’s group health plan, in all cases, subject to Mr. Torre-Bueno’s non-revocation of a general release and his continued compliance with certain restrictive covenants.

The above summary of the terms of the Separation Agreement with Jose de la Torre-Bueno is qualified in its entirety by reference to the Separation Agreement itself, which is attached as Exhibit 99.3 to this Current Report on Form 8-K.

A copy of the Company’s press release announcing Dr. Pellini’s appointment as the Company’s Chief Operating Officer and describing the other management changes noted above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1           Press release, dated October 1, 2007, issued by Clarient, Inc.

99.2           Separation Agreement, dated as of October 1, 2007, by and among Clarient, Inc. and Karen Garza.

99.3           Separation Agreement, dated as of October 1, 2007, by and among Clarient, Inc. and Jose de la Torre-Bueno.

99.4           Services Agreement, dated as of October 1, 2007, by and among Clarient, Inc., Safeguard Scientific, Inc. and Michael Pellini.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2007	By:	/s/ James V. Agnello
		Name:	James V. Agnello
		Title:	Senior Vice President and
Chief Financial Officer